Exhibit 99.1
VOTE BY INTERNET- www.proxyvote.com
INTERACTIVE INTELLIGENCE, INC. C/O Investor Relations 7601 Interactive Way Indianapolis, IN 46278
Use  the  Internet  to  transmit  your  voting  instructions  and  for  electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in  hand  when  you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends that you vote FOR ALL of the following nominees:
2. Election of Directors:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
Nominees: 01 - Donald E. Brown, M.D.	☐	☐	☐
02 - Richard A. Reck

The Board of Directors recommends you vote FOR the following proposals:
	For	Against	Abstain
1. Approve the Agreement and Plan of Reorganization, dated as of April 11, 2011, by and among Interactive Intelligence, Inc., Interactive Intelligence Group, Inc. and ININ Corp.	☐	☐	☐

	For	Against	Abstain
3. Approve, in an advisory (non-binding) vote, the compensation paid to our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:
	1 Year	2 Years	3 Years	Abstain
4. Consider, in an advisory (non-binding) vote, the frequency of future shareholder advisory votes on the compensation paid to our named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:
	For	Against	Abstain
5. Consent to the Appointment of KPMG LLP as Independent Registered Public Accounting Firm.	☐	☐	☐

Note: In their discretion, the proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Dear Investor,

For comments: please contact our investor relations department at (317) 872-3000.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement, Annual Report on Form 10-K is/are available at www.proxyvote.com.

INTERACTIVE INTELLIGENCE, INC.
2011 Annual Meeting of Shareholders
          , 2011
This proxy is solicited by the Board of Directors

     By signing the proxy, you revoke all prior proxies and appoint Donald E. Brown, M.D. and Stephen R. Head, and each of them, with full power of substitution, to vote the shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting of Shareholders of the
     Company to be held at the Company's World Headquarters, 7601 Interactive Way, Indianapolis, Indiana on               , 2011 at             Eastern Time,
     and at any adjournments thereof.

     If you participate in the Interactive Intelligence, Inc. 401(k) Savings Plan you may give voting instructions to Merrill Lynch Retirement Group, the plan
     Trustee, as to the number of shares of the Company's common stock credited to your 401(k) Savings Plan account as of the most recent valuation date
     coincident with or preceding the record date. The Trustee will vote your shares in accordance with your instructions received by           , 2011 at 11:59 p.m.
     Eastern Time. You may also revoke previously given voting instructions by       , 2011 at 11:59 p.m. Eastern Time, by delivering a new proxy via the Internet, by telephone or by mail. Your voting instructions will be kept confidential by the Trustee. If you do not send voting instructions, the Trustee will vote the number of shares credited to your account as directed by the Investment Committee of the 401(k) Savings Plan. The Investment Committee intends to direct the Trustee to vote such shares "FOR" the approval of the reorganization agreement, "FOR ALL" of the director nominees, "FOR" the approval of the compensation paid to our named executive officers, "1 YEAR" for the frequency of future shareholder advisory votes on the compensation paid to our named executive officers and "FOR" the consent to the appointment of KPMG LLP as the independent registered public accounting firm for 2011.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE,
     THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE REORGANIZATION AGREEMENT, FOR THE ELECTION OF ALL OF THE NOMINEES
     LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED
     EXECUTIVE OFFICERS, 1 YEAR FOR THE FREQUENCY OF FUTURE SHAREHOLDER VOTES ON THE COMPENSATION PAID TO OUR NAMED
     EXECUTIVE OFFICERS AND FOR THE CONSENT TO THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC
     ACCOUNTING FIRM.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side